UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2007

SCIELE PHARMA, INC.
(Exact name of registrant as specified in charter)

Delaware	000-30123	58-2004779
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6195 Shiloh Road
Alpharetta, Georgia  30005
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 442-9707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01               Entry into a Material Agreement

On April 24, 2007, Sciele Pharma, Inc. (“Sciele”), Alliant Pharmaceuticals, Inc. (“Alliant”) the stockholders of Alliant, and Dr. John Kapoor as the stockholders representative entered into an agreement and plan of merger whereby a specially-created and wholly-owned Sciele subsidiary will merge into Alliant resulting in Alliant becoming a wholly-owned subsidiary of Sciele.

The closing of the transaction, which is subject to certain customary conditions including clearance under the Hart-Scott-Rodino Antitrust Improvements Act, is expected to occur within the current fiscal quarter.  Sciele intends to finance the transaction through available cash on hand as well as some utilization of its line of credit with UBS Securities LLC.

Under the terms of the agreement, Sciele will pay  approximately $122 million in cash for Alliant, which includes approximately $12 million in indebtedness to be paid at closing. The agreement also provides that Sciele may pay potential payments of up to $55 million based on meeting certain profit targets and product development targets for Alliant’s products.

Item 9.01               Financial Statements and Exhibits

10.1         Agreement and Plan of Merger dated April 24, 2007

99.1         Press release dated April 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIELE PHARMA, INC.
(Registrant)

By:	/s/ Darrell Borne
Name:	Darrell Borne
Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Date: April 27, 2007